EXHIBIT 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]
--------------------------------------------------------------------------------
ACCESS  INTEGRATED  TECHNOLOGIES,  INC.
55 MADISON AVENUE
MORRISTOWN, NJ  07960
(973) 290-0080

FOR IMMEDIATE RELEASE

 ACCESS INTEGRATED TECHNOLOGIES DEBENTURE HOLDERS AGREE TO CONVERT OUTSTANDING
                           NOTES AND RELATED WARRANTS

 - COMPANY ELIMINATES $7.6 MILLION IN DEBT, RECEIVES $2.48 MILLION FROM WARRANT CONVERSION, AGREES TO ISSUE HOLDERS NEW COMMON STOCK AND WARRANTS -

MORRISTOWN,  N.J.  - AUGUST  31,  2005 - ACCESS  INTEGRATED  TECHNOLOGIES,  INC.
("ACCESSIT") (AMEX: AIX) today announced it has reached agreement with the holders of its $7.6 million, 4-year Convertible Debentures for the full conversion of all outstanding debentures and exercise of all related common stock warrants. The $7.6 million, 4-year Convertible Debentures were issued in February 2005 in connection with the company's acquisition of the assets and operations of the Pavilion Theater in Brooklyn, New York and for working capital.

Under the agreement, the debentures, with a conversion price of $4.07, will be converted into 1,867,322 shares of Class A Common Stock. The associated 560,197 common stock warrants will be exercised at $4.44, providing the company with net proceeds of approximately $2.48 million. In consideration for this conversion and exercise, the Company has agreed to issue to the debentureholders an aggregate of 71,359 shares of newly issued Class A Common Stock and 760,196 new common stock warrants. The new common stock warrants have an exercise price of $11.39 and are exercisable immediately.

"We are pleased to reach this important agreement with our note-holders, a clear indication of their support and recognition of the company's long-term potential," said Bud Mayo, chief executive officer of ACCESSIT. "This transaction simplifies our capital structure and greatly improves our financial foundation through the elimination of $7.6 million in debt while providing the company with additional capital to fund continued product development."

The offering of the new shares of Class A Common Stock and the new Common Stock warrants (including the shares of Common Stock underlying the new warrants) to the debentureholders was made in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The new shares of Common Stock, the new Common Stock warrants and the shares to be issued on any exercise of the new Common Stock warrants have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed with the debentureholders that it will file a registration statement covering resales of the new shares and the shares underlying the new warrants. Resales by the debentureholders of the shares of Class A Common Stock to be issued upon conversion of the Debentures and exercise of the warrants have been registered under the Securities Act.

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an industry leader in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging Digital Cinema industry to transition from film without changing workflows. For more information on ACCESSIT, visit www.accessitx.com.



SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT 's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.

                                      # # #

Contact:

Suzanne Tregenza Moore                    Michael Glickman
ACCESSIT                                  The Dilenschneider Group
55 Madison Avenue                         212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com